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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the inclusion in and incorporation by reference into this Post-Effective Amendment No. 38 under the Securities Act of 1933 and Amendment No. 39 under the Investment Company Act of 1940 to the Registration Statement on Form N-1A (File No. 2-94157/811-4146) of our report dated February 21, 1997, on our audits of the financial statements and financial highlights of NASL Series Trust, which are included in the Registration Statement. We also consent to the reference to our Firm as "Experts" under the captions "Financial Highlights" in Part A and "Independent Accountants" in Part B of the Registration Statement.



                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
September 16, 1997